Exhibit 5.1

Simpson Thacher & Bartlett LLP
425 LEXINGTON AVENUE NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502
Direct Dial Number	E-mail Address

May 28, 2021

Supernova Partners Acquisition Company, Inc.

4301 50th Street NW

Suite 300, PMB 1044

Washington, D.C. 20016

Ladies and Gentlemen:

We have acted as counsel to Supernova Partners Acquisition Company, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company (to be renamed Offerpad Solutions Inc.) of up to 212,232,457 shares of Class A Common Stock, par value $0.0001 per share (the “Shares”), pursuant to that certain Agreement and Plan of Merger, dated as of March 17, 2021 (the “Merger Agreement”), by and among the Company, Orchids Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company (“First Merger Sub”), Orchids Merger Sub, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company (“Second Merger Sub”), and OfferPad, Inc., a Delaware corporation (“Offerpad”), providing for, among other things, and subject to the conditions therein, the combination of the Company and Offerpad pursuant to (i) the proposed merger of First Merger Sub with and into Offerpad, with Offerpad continuing as the surviving entity (the “First Merger”), and (ii) immediately following the First Merger and as part

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of the same overall transaction as the First Merger, the proposed merger of Offerpad with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Business Combination”).

We have examined the Registration Statement and each of (i) the Merger Agreement, (ii) the form of the Third Restated Certificate of Incorporation of the Company following consummation of the Business Combination (the “Restated Certificate”), (iii) the form of the Bylaws of the Company following consummation of the Business Combination and (iv) a form of the share certificate for the Shares, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Restated Certificate is filed with the Secretary of State for the State of Delaware in the form filed with the Commission as an exhibit to the Registration Statement prior to the issuance of any of the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and, when (1) the Restated Certificate has been duly filed with the Secretary of State for

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the State of Delaware and (2) the Shares are issued by the Company upon consummation of the Business Combination in accordance with the provisions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP